UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 5, 2016

Dolphin Digital Media, Inc.
(Exact Name of Registrant as Specified in its Charter)

Florida	0-50621	86-0787790
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2151 Le Jeune Road, Suite 150-Mezzanine Coral Gables, FL	33134
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 774-0407

Registrant’s facsimile number, including area code: (954) 774-0405

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02  Unregistered Sales of Equity Securities.

Reference is made to the Form of Subscription Agreement (the “Subscription Agreement”) and the Form of Convertible Note (the “Convertible Note”), which were filed as Exhibits 10.8 and 10.9, respectively, to the Current Report on Form 8-K filed by Dolphin Digital Media, Inc. (the “Company”) on December 15, 2015.  Pursuant to such Subscription Agreement, on December 7, 2015, the Company issued such Convertible Note to an investor in the amount of $3,164,000.  The Convertible Note would have become due and payable on December 15, 2016 (the “Maturity Date”) and would have accrued interest on the unpaid principal balance at a rate of ten percent (10%) per annum.

The terms of the Convertible Note provided that the outstanding principal amount and all accrued interest of the Convertible Note will mandatorily and automatically convert into shares of common stock of the Company, par value $0.015 per share, (the “Common Stock”) upon occurrence of a triggering event, as defined in the Convertible Note.  Pursuant to the terms of the Convertible Note, a triggering event occurred as of February 5, 2016 (the “Mandatory Conversion Date”).  As such, the entire principal amount of the Convertible Note mandatorily and automatically converted into twelve million, six hundred fifty six thousand (12,656,000) shares of Common Stock on such Mandatory Conversion Date.  No accrued interest was outstanding under the Convertible Note.

The foregoing description of the Convertible Note does not purport to be complete and is qualified in its entirety by reference to the copies of the Form of Subscription Agreement and the Form of Convertible Note filed as Exhibits 10.8 and 10.9, respectively, to the Current Report on Form 8-K filed on December 15, 2015, which are incorporated herein by reference.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the transactions contemplated by the Merger Agreement (defined below), on February 23, 2016 the Company filed with the Secretary of State of the State of Florida Articles of Amendment to the Amended Articles of Incorporation to increase the number of authorized shares of Common Stock of the Company from 200,000,000 to 400,000,000 shares and to create the new Series C Convertible Preferred Stock.  The certificate of designation of the Series C Convertible Preferred Stock (the “Certificate of Designation”) provides that each share of Series C Convertible Preferred Stock will be exercisable into one (1) share of Common Stock.  Until the fifth anniversary of the date of the issuance, the Series C Convertible Preferred Stock will have certain anti-dilution protections as provided in the Certificate of Designation.  Specifically, the number of Common Stock into which the Series C Convertible Preferred Stock will be converted (the “Conversion Number”) will be adjusted for each future issuance of Common Stock (but not upon issuance of Common Stock equivalents) (i) upon the conversion or exercise of any instrument currently or hereafter issued (but not upon the conversion of the Series C Convertible Preferred Stock), (ii) upon the exchange of debt for shares of Common Stock, or (iii) in a private placement, such that the total number of shares of Common Stock held by an “Eligible Series C Preferred Holder” (based on the number of shares of Common Stock held as of the date of issuance) will be 53% of the shares of the Company’s Common Stock outstanding.   An Eligible Class C Preferred Stock Holder means any of (i) Dolphin Entertainment, Inc., (“DEI”) for so long as Mr. O’Dowd continues to beneficially own at least 90% of DEI and serves on the board of directors or other governing body of DEI, (ii) any other entity in which Mr. O’Dowd beneficially owns more than 90%, or a trust for the benefit of others but for which Mr. O’Dowd serves as trustee and (iii) Mr. O’Dowd individually. The shares of Series C Convertible Preferred Stock will automatically convert into the number of shares of Common Stock equal to the Conversion Number in effect at that time (“Conversion Shares”) upon the occurrence of any of the following events: (i) upon transfer of the Series C Convertible Preferred Stock to any holder other than an Eligible Class C Preferred Stock Holder,  (ii) if the aggregate number of shares of Common Stock plus Conversion Shares (issuable upon conversion of each share of Series B Convertible Preferred Stock and the Series C Convertible Preferred Stock) held by the Eligible Class C Preferred Stock Holders in the aggregate constitute 10% or less of the sum of (x) the outstanding shares of Common Stock plus (y) all Conversion Shares held by the Eligible Class C Preferred Stock Holders and (iii) at such time as the holder of Series C Convertible Preferred Stock ceases to be an Eligible Class C Preferred Stock Holder.   Series C Convertible Preferred Stock will only be convertible by the holder upon the Company satisfying certain “optional conversion thresholds” as provided in the Certificate of Designation.  The Certificate of Designation also provides for a liquidation value of $0.001 per share.  The holders of Series C Convertible Preferred Stock and Common Stock will vote together as a single class on all matters upon which the Common Stock is entitled to vote, except as otherwise required by law.  The holders of Series C Convertible Stock will be entitled to three votes for each share of Common Stock into which such holders’ shares of Series C Convertible Stock could then be converted.  The Certificate of Designation also provides for dividend rights of the Series C Convertible Preferred Stock on parity with the Company’s Common Stock.

Copies of the Articles of Amendment to the Amended Articles of Incorporation to create the Series C Convertible Preferred Stock and to increase the number of authorized shares of the Company’s Common Stock, are attached hereto as Exhibit 3.1 and 3.2, respectively, and are hereby incorporated by reference.

Item 5.07  Submission of Matters to a Vote of Security Holders.

On February 22, 2016 the Company held its 2015 Annual Meeting of Shareholders.  At the 2015 Annual Meeting of Shareholders, the shareholders voted on (i) the approval of the Agreement and Plan of Merger, by and among Dolphin Digital Media, Inc., DDM Merger Sub, Inc., Dolphin Films, Inc. and Dolphin Entertainment, Inc. (the “Merger Agreement”), including the issuance of 2,300,000 shares of Series B Convertible Preferred Stock and 1,000,000 shares of Series C Convertible Preferred Stock as consideration for the Merger (Proposal 1); (ii) the approval of an amendment to the Company’s Articles of Incorporation to create the Series C Convertible Preferred Stock and to increase the number of authorized shares of Common Stock from 200,000,000 to 400,000,000 shares (Proposal 2); (iii) the election of five director nominees (Proposal 3); (iv) the ratification of BDO USA, LLP as the Company’s independent registered public accounting firm for the 2015 fiscal year (Proposal 4); (v) the approval, on a non-binding advisory basis, of the compensation paid to the Company’s named executive officers (Proposal 5); and (vi) the approval, on a non-binding advisory basis, of the frequency of the shareholder vote on the compensation of our named executive officers (every three, two or one year) (Proposal 6).   The results of the vote are set forth below:

Proposal 1

The shareholders approved the Merger Agreement, including the issuance of 2,300,000 shares of Series B Convertible Preferred Stock and 1,000,000 shares of Series C Convertible Preferred Stock as consideration for the Merger.

For	Against	Abstain	Broker Non-Vote
55,442,854	286,000	1,367	—

Proposal 2

The shareholders approved the amendment to the Company’s Articles of Incorporation to create the Series C Convertible Preferred Stock and to increase the number of authorized shares of Common Stock of the Company from 200,000,000 to 400,000,000 shares.

For	Against	Abstain	Broker Non-Vote
54,692,754	286,100	751,367	—

Proposal 3

The shareholders voted in favor of the election of the following director nominees to serve until the 2016 Annual Meeting of Shareholders or until their successors are duly elected and qualified.

	For	Withheld	Broker Non-Vote
William O’Dowd, IV	55,695,196	35,025	—
Michael Espensen	55,444,196	286,025	—
Nelson Famadas	55,695,196	35,025	—
Mirta Negrini	55,444,196	286,025	—
Nicholas Stanham	55,444,196	286,025	—

Proposal 4

The shareholders approved the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the 2015 fiscal year.

For	Against	Abstain	Broker Non-Vote
55,728,996	—	1,225	—

Proposal 5

The shareholders approved, on a non-binding, advisory basis, the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Vote
55,533,485	35,100	161,636	—

Proposal 6

The shareholders approved, on a non-binding, advisory basis, the frequency of every three years for the shareholder vote on the compensation of the Company’s named executive officers.

One Year	Two Years	Three Years	Abstain	Broker Non-Vote
4,092,209	6,820,137	44,657,439	160,436	—

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
3.1	Articles of Amendment to the Amended Articles of Incorporation of Dolphin Digital Media, Inc. designating Series C Convertible Preferred Stock.

3.2	Articles of Amendment to the Amended Articles of Incorporation of Dolphin Digital Media, Inc. increasing the number of authorized shares of Common Stock of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLPHIN DIGITAL MEDIA, INC.

Date: February 25, 2016	By:	/s/ Mirta A. Negrini
Mirta A. Negrini
Chief Financial and Operating Officer